UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2012

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On May 17, 2010, we entered into a Collaboration and Option Agreement with Novartis Vaccines & Diagnostics, Inc. (“Novartis V&D”) pursuant to which our capabilities in digital polymerase chain reaction were being developed for certain in-vitro diagnostics applications (as amended, the “Collaboration Agreement”). In connection with the Collaboration Agreement, we also entered into a Quality Agreement for Development of In-Vitro Diagnostics Devices (the “Quality Agreement” and together with the Collaboration Agreement, the “Novartis Agreements”). The Collaboration Agreement provided Novartis V&D with an exclusive option, exercisable on or before April 30, 2012 (the “Term”), to exclusively license our technology in the primary field of non-invasive testing for fetal aneuploidies and the secondary field of non-invasive testing of genetic abnormality, disease or condition in a fetus or in a pregnant woman (other than as tested in the primary field), RhD genotyping or carrier status in a pregnant woman and the genetic carrier status of a prospective mother and her male partner (the “Option”). Under the Collaboration Agreement, except with Novartis V&D, we could not, directly or in collaboration with a third party, use, develop or sell our products or services in the primary field or the secondary field, other than for research applications in the secondary field.

We successfully achieved all of our technical feasibility milestones, completed the first phase of the collaboration plan, and received all milestone payments for the first phase under the Collaboration Agreement. Thereafter, the parties engaged in discussions in accordance with the Collaboration Agreement; however, the collaboration will not proceed to the next phase. The Novartis Agreements specifically provided that the agreements would automatically terminate if Novartis V&D did not exercise the Option prior to the expiration of the Option Term. The Option expired unexercised on April 30, 2012 and, therefore, the Novartis Agreements terminated in accordance with their terms, effective May 1, 2012.

On May 7, 2012, we issued a press release relating to the ending of the collaboration. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Fluidigm Corporation Press Release dated May 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer

Date: May 7, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Fluidigm Corporation Press Release dated May 7, 2012